UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2008

Current Technology Corporation
(Exact name of registrant as specified in its charter)

Canada	000-19846	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 West Pender Street, Suite 1430 Vancouver, B.C., Canada	V6C2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 684-2727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2008 Current Technology Corporation (the “Company”) entered into a Forbearance Agreement Third Modification Agreement with Keith Denner (the “Agreement”), the Company’s largest shareholder.  The Company currently owes Mr. Denner $1,219,718.94 under the terms of a forbearance agreement modification agreement dated September 10, 2007 and a convertible grid promissory note originally issued to Mr. Denner in March 2005, and amended in September 2007 (the “Note”).  The Note bears interest at 10% per annum.  As of September 29, 2008 Mr. Denner was owed $1,219,718.94 under the Note.

Along with the Agreement the Company issued Mr. Denner an Amended and Restated Promissory Note (the “Amended Note”) which amended certain terms of the Note.  Any terms of the Note not amended by the Amended Note were not amended and remain in force and effect.  The Amended Note extends the maturity date of the Note from January 16, 2009 to January 19, 2010.  Additionally, on September 29, 2008 Mr. Denner agreed to lend the Company an additional $100,000 which amount was added to the amounts due and owing Mr. Denner under the Note.  Accordingly, as of September 29, 2008 $1,319,718.94 was due and owing Mr. Denner under the Amended Note.

In consideration for Mr. Denner entering into the Agreement the Company paid Mr. Denner a $5,000 extension fee and agreed to amend certain warrants held by Mr. Denner and his spouse to provide that they may be exercised on a cashless basis.  Additionally, the Company agreed that Mr. Denner has the right to participate, up to a maximum of 20%, in any offering of the Company’s securities to be issued in an arm’s length private placement financing which is not concluded with a strategic partner. The Company also issued Mr. Denner a warrant to purchase 5,200,000 shares of Company stock at $0.40 per share.  The warrant is exercisable until the later of December 31, 2013 or two years from the date the Amended Note is paid in full.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See the discussion in Item 1.01, above, which discusses the Note and the Amended Note.  The Amended Note is a direct financial obligation.

Item 3.02 Unregistered Sales of Equity Securities

1.

On September 16, 2008 the Company issued accredited investors a total of 975,000 units with each unit consisting of one share of Company common stock and one warrant to purchase one share of Company common stock.  Each warrant may be exercised at $0.40 per share until August 14, 2013. The Company received cash proceeds of $195,000 for the sale of the units.  The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder for this issuance.  No commissions or other remuneration were paid in connection with this issuance.

2.

As described above, on September 29, 2008 the Company issued Mr. Denner a warrant to purchase 5,200,000 shares of Company common stock. The warrant is exercisable at $0.40 per share and expires on the later of December 31, 2013 or the date which is two years after the Amended Note is repaid in full.  The warrant may be exercised upon the payment of cash, in consideration for shares of Company common stock, or on a cashless basis.  The warrant was issued in partial consideration for Mr. Denner lending funds to the Company and entering into the Agreement (as described above).    The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder for the issuance of the warrant.  No commissions or other remuneration were paid in connection with this issuance.

 Item 8.01 Other Events

On September 30, 2008 the Company filed a press release announce that it has reached an agreement with the Company’s largest shareholder, Keith Denner, to restructure its indebtedness to him.   A copy of the press release is attached to this Form 8-K as exhibit 99.1 and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1

Forbearance Agreement Third Modification Agreement.

10.2

Amended and Restated Promissory Note.

99.1

Press Release dated September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Current Technology Corporation
(Registrant)

Date: October 2, 2008	/s/ Robert Kramer_____
Name: Robert Kramer
Title: Chief Executive Officer

NEWS RELEASE

CURRENT TECHNOLOGY RESTRUCTURES DEBT

TOTALLING $1,319,718.94 USD

Vancouver, BC, September 30, 2008/ -- The following was issued today by Robert Kramer, Director, Current Technology Corporation (OTC Bulletin Board: CRTCF):

Current Technology Corporation (the "Company") is pleased to announce that it has reached an agreement with the Company’s largest shareholder, Keith Denner, to restructure its indebtedness to him.  Under the agreement, which has an effective date of September 29, 2008, Mr. Denner advanced the Company an additional $100,000 (all funds USD). When combined with the previous balance of $1,219,718.94, the total amount of the convertible promissory note is $1,319,718.94 (the "Note”). The due date of the Note is January 19, 2010, which is an extension from January 16, 2009. All other terms of the Note remain the same. As consideration for the extension, the Company is issuing Mr. Denner warrants to purchase an additional 5,200,000 shares. The warrants are exercisable at a price of $0.40 per share and expire on the later of December 31, 2013 or the date which is two years after the Note is repaid in full.

The Company has also agreed to provide Mr. and Mrs. Denner a cashless exercise feature on certain of their outstanding warrants, such that all of their outstanding warrants will have a cashless exercise provision, and has further agreed to extend the term of all such warrants to the later of the original expiry date or the date which is two years after the Note has been repaid in full. The Company has also agreed to grant Mr. Denner the  right to participate, up to a maximum of 20% ,  under the same terms and conditions, in any arm’s length private placement financing which is not concluded with a strategic partner. Such right will terminate once the Note is repaid in full. Finally, the Company has agreed to pay an extension fee to Mr. Denner of $5,000.

After taking into consideration the foregoing transactions, Mr. Denner owns 16,219,266 common shares (representing approximately 11.85 % of the issued and outstanding shares of the Company) and warrants to purchase an additional 32,748,933 common shares.   In the aggregate, after giving effect to the exercise of Mr. Denner's warrants and the conversion of the Note  (and prior to the exercise or conversion of any options, warrants or other convertible securities of the Company by any other holder thereof), Mr. Denner would beneficially own under applicable securities law 34% of the deemed outstanding shares of the Company.  This percentage will be reduced proportionately if other holders exercise their existing options and warrants previously issued by the Company.  All of the foregoing numbers are effective as of September 29, 2008.

The shares and warrants were acquired for investment purposes and Mr. Denner has no present intention to further increase his beneficial ownership of or control or direction over the shares.  Mr. Denner may in the future take such actions in respect of his holdings as he deems appropriate in light of the circumstances then existing, including the purchase of additional shares or other securities of the Company through open market purchases or privately negotiated transactions, or the sale of all or a portion of his holdings in the open market or in privately negotiated transactions to one or more purchasers.

For more information:

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100

or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696